                                  EXHIBIT 15

                                                    Richard S. Wayne (0022390)
                                                    William K. Flynn (0029536)
                                             Allan Jefferson Fossett (0032014)
                                                 Trial Attorneys for Plaintiff


                             COURT OF COMMON PLEAS
                             HAMILTON COUNTY, OHIO


_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                                   )
BRUCE ALLEN, individually          )
and on behalf of all other         )              Case No. A9501170
persons similarly situated,        )              (_______________________, J.)
c/o 2100 PNC Center                )
201 East Fifth Street              )
Cincinnati, Ohio  45202            )
                                   )
                    Plaintiff,     )
                                   )
     vs.                           )              CLASS ACTION COMPLAINT
                                   )              FOR DECLARATORY AND
THE UNITED STATE SHOE CORPORATION  )              INJUNCTIVE RELIEF
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
ALBERT M. KRONICK                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
CHARLES S. MECHEM, JR.             )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )

BANNUS B. HUDSON                   )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
JOHN L. ROY                        )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
PHILIP E. BEEKMAN                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
GILBERT HAHN, JR.                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
ROGER L. HOWE                      )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
THOMAS LACO                        )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )

PHYLLIS S. SEWELL                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
JOSEPH H. ANDERER                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
     and                           )
                                   )
LORRENCE T. KELLAR                 )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
               Defendants.         )
- -------------------------------------

     Plaintiff, by his attorneys, for his Complaint alleges, upon information and belief, except as to the allegations contained in paragraph 2, which plaintiff alleges upon knowledge, as follows:

                                NATURE OF ACTION
     1. Plaintiff brings this class action on behalf of himself and all other shareholders of defendant The United States Shoe Corporation ("U.S. Shoe" or the "Company") similarly situated (the "Class") for declaratory and injunctive relief, and/or compensatory damages arising from defendants' breach of fiduciary duty to the shareholders of U.S. Shoe. As detailed herein, defendants have acted contrary to the best interests of U.S. Shoe's public shareholders by,1 among other things, failing to investigate and consider fully offers by Luxottica Group SpA ("Luxottica") to purchase all outstanding shares of the Company and offers by Nine West Group, Inc. ("Nine West") to purchase the Company's footwear division. Defendants, who own or control less than 2% of the Company's common stock outstanding, have taken these unlawful actions in violation of their fiduciary duties, for the purpose of entrenching themselves in managerial and directorial positions.

                                    PARTIES
     2. Plaintiff Bruce Allen owned, at all times relevant herein, 200 shares of U;.S. Shoe common stock.
     3. Defendant U.S. Shoe is an Ohio corporation with principal executive offices located at One Eastwood Drive, Cincinnati, Ohio 45227. U.S. Shoe is a specialty retailer of optical products, footwear and women's apparel. As of April 4, 1994, the Company had 45,927,585 shares of common stock outstanding.
     4. At all relevant times herein, defendant Bannus B. Hudson ("Hudson") was President and Chief Executive Officer of the Company, as well as a member of its Board of Directors (the "Board"). For the fiscal year ended January 31, 1994, Hudson received cash compensation totalling $586,984. As of April 4, 1994, Hudson owned or controlled less than 0.5% of the U.S. Shoe common stock outstanding.
     5. At all relevant times herein, defendant Charles S. Mechem, Jr. was Chairman of the Board of U.S. Shoe. As of April 4, 1994, Mechem owned or controlled less than .04% of the U.S. Shoe common stock outstanding.

     6. At all relevant times herein, defendant Albert M. Kronick was a member of the Board, as well as a member of the Board's Audit Committee and Chairman of its Nominating Committee. As of April 4, 1994, Kronick owned or controlled less than .1% of the U.S. Shoe common stock outstanding.
     7. At all relevant times herein, defendant John L. Roy was a member of the Board, as well as a member of its Nominating Committee. As of April 4, 1994, Roy owned or controlled less than .08% of the U.S. Shoe common stock outstanding.
     8. At all relevant times herein, defendant Philip E. Beekman was a member of the Board, as well as the Board's Compensation Committee. As of April 4, 1994, Beekman owned or controlled less than .007% of the U.S. Shoe common stock outstanding.
     9. At all relevant times herein, defendant Gilbert Hahn, Jr. was a member of the Board, as well as Chairman of the Board's Audit Committee. As of April 4, 1994, Hahn owned or controlled less than .06% of the U.S. Shoe common stock outstanding.
     10. At all relevant times herein, defendant Roger L. Howe was a member of the Board, as well as the Board's Audit Committee. As of April 4, 1994, Howe owned or controlled less than .04% of the U.S. Shoe common stock outstanding.
     11. At all relevant times herein, defendant Thomas Laco was a member of the Board, as well as the Board's Compensation Committee. As of April 4, 1994, Laco owned or controlled approximately .1% of the U.S. Shoe common stock outstanding.
     12. At all relevant times herein, defendant Phyllis S. Sewell was a member of the Board, as well as the Board's Compensation Committee and Nominating committee. As of April

4, 1994, Sewell owned or controlled approximately .02% of the U.S. Shoe common stock outstanding.
     13. At all relevant times herein, defendant Joseph H. Anderer was a member of the Board, as well as Chairman of the Board's Compensation Committee and a member of the Board's Audit Committee. As of April 4, 1994, Anderer owned or controlled approximately .07% of the U.S. Shoe common stock outstanding.
     14. At all relevant times herein, defendant Lorrence T. Kellar was a member of the Board. As of April 4, 1994, Kellar owned or controlled approximately .04% of the U.S. Shoe common stock outstanding.
     15. The defendants referred to in paragraphs 4 through 14, above, are collectively referred to herein as the "Individual Defendants". As of April 4, 1994, the Individual Defendants owned or controlled less than 2% of the U.S. Shoe common stock outstanding.

                            CLASS ACTION ALLEGATIONS
     16. Plaintiff brings this action pursuant to Rule 23 of the Ohio Rules of Civil Procedure, for declaratory, injunctive and other relief on his own behalf and as a class action, on behalf of all common stockholders of U.S. Shoe (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants ) and their successors in interest, who are being deprived of the opportunity to maximize the value of their U.S. Shoe shares by the wrongful acts of the defendants described herein.
     17. This action is properly maintainable as a class action for the following reasons:

          (a) The class of stockholders for whose benefit this action is brought is so numerous that joinder of all class members is impracticable. As of April 4, 1994, U.S. Shoe had 45,927,585 shares of common stock, duly issued and outstanding, which traded on the New York Stock Exchange and were owned by thousands of shareholders. Members of the Class are scattered throughout the United States.
          (b) There are questions of law and fact which are common to the members of the Class and which predominate over any questions affecting any individual members. The common questions include, inter alia, the following:
               (i) whether the defendants, in bad faith and for improper motives, have prevented members of the Class from receiving the maximum value achievable for their shares of U.S. Shoe common stock;
               (ii) whether the defendants have failed to consider, in good faith, the adequacy of unsolicited offers for the Company, including the adequacy of Luxottica's offer to acquire the Company, including the adequacy of Luxottica's offer to acquire the Company and Nine West's offer to purchase the Company's footwear division;
               (iii) whether the defendants have engaged in conduct constituting unfair dealing to the detriment of the public stockholders of U.S. Shoe; and
               (iv) whether the defendants have breached their fiduciary and common law duties owed by them to plaintiff and the other members of the Class, including their duties of care and loyalty.

          (c) The claims of plaintiff are typical of the claims of the other members of the Class, and plaintiff has no interests that are adverse or antagonistic to the interests of the Class.
          (d) Plaintiff is committed to the vigorous prosecution of this action and has retained competent counsel experienced in litigation of this nature. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.
          (e) The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class, which would establish incompatible standards of conduct for the party opposing the Class.
          (f) Defendants have acted and are about to act on grounds generally applicable to the Class, thereby rendering final injunctive or corresponding declaratory relief appropriate with respect to the Class as a whole.
          (g) Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

                               CLAIM FOR RELIEF
     18. U.S. Shoe is a specialty retailing company that operates approximately 2,333 retail outlets and leased departments in the United States, Puerto Rico and Canada. Its business is divided into three divisions including optical, footwear and women's apparel. The optical division includes LensCrafters, which is the largest group of optical superstores in North America. The footwear and women's apparel divisions include such familiar names as Casual Corner, Pappagallo, Capezio and Easy Spirit.
     19. While U.S. Shoe's optical division has been highly successful in recent years, its other divisions have met with only mixed success. For the fiscal year ended January 31, 1995, the optical division generated approximately $707 million in revenues, a 13 percent increase from the year before, and accounted for 34 percent of the Company's total revenue of approximately $2.09 billion. The Company's footwear division also fared well, generating approximately $261.7 million in revenues, a 6.7 percent increase from the prior year. In contrast, the apparel division, which is the Company's largest, experienced a decline in sales in fiscal 1994, generating only approximately $1.13 billion in revenues, a 7.5 percent decrease from the prior year. As a result of the apparel division's poor performance, U.S. Shoe expects to report disappointing earnings for fiscal 1994 of between 29 and 34 cents per share, far below analysts' recent estimates of 52 cents per share. As reported in The Wall Street Journal on March 2, 1995, defendant Hudson acknowledged the apparel division's poor performance and stated that "the majority of our wounds are self-inflicted. There's no reason why we can't compete and be very successful and very profitable in that department."
     20. As a result of the inconsistent performances among U.S. Shoe's different divisions, the Company's management has received a number of overtures from entities who view U.S. Shoe as an attractive takeover candidate and wish to strategically acquire certain of its divisions or the entire Company. Each of these offers, while attractive to U.S. Shoe's shareholders, has been ignored or rejected by the Company's management, whose motivations are not to maximize shareholder value (collectively, the Company's Board of Directors owns less than 2 percent of its common stock) but, rather, to entrench themselves in their positions or to seek break-up opportunities for the Company that would provide management with hefty "golden parachutes."
     21. U.S. Shoe was first approached with an acquisition proposal in August, 1994, when Nine West, a leading designer, developer and marketer of woman's shoes, offered $425 million to purchase the Company's footwear division. This offer was summarily rebuffed by U.S. Shoe's management after little or no consideration of its merits.
     22. In the wake of this news, angry U.S. Shoe institutional and other shareholders put pressure on the Company to entertain Nine West's advances. For example, in early December, 1994, Wyser-Pratte & Co. ("Wyser-Pratte"), which owns or controls approximately 752,000 shares of U.S. Shoe common stock, filed a resolution demanding that U.S. Shoe accept Nine West's $425 million offer and also consider spinning off its apparel and optical divisions.
     23. As a result of the shareholder outcry, U.S. Shoe announced on December 16, 1994 that it was again engaged in confidential discussions regarding the potential sale of its footwear division to Nine West. Subject to completion of its due diligence, Nine West was considering a purchase price of $600 million plus warrants, significantly raising its previous offer of $425 million. Commenting on the deal, Nine West's president and co-chairman Vincent Camuto ("Camuto") stated: "it is, in a sense, a no-brainer . . . no one can deny that there are great synergies between these two shoe companies." As reported in the Wall Street Journal on December 19, 1994, Todd Slater, an analyst at U.B.S. Securities, Inc., said, "its an exceptionally attractive offer for a division that has been in decline for more than 10 years."

     24. At the same time that U.S. Shoe's management was supposedly negotiating with Nine West, they were also considering various actions to ensure they would remain entrenched in their directorial and executive positions. For example, on January 25, 1995, The Cincinnati Post reported that U.S. Shoe shareholders were fearful that the Company might try to eliminate cumulative voting in order to keep adversarial directors off the Board. Cumulative voting permits a shareholder to vote all its shares multiplied by the number of directors up for re-election for just one director, thus facilitating the election of an outside director. As reported in the article, Shareholder Wyser-Pratte stated that an outside director would help ensure that U.S. Shoe uses the proceeds from the proposed Nine West deal to declare a special dividend or buy back shares, rather than giving management "a 625 million golden parachute."
     25. On February 17, 1995, in a press release reported on Dow Jones Business Wire, U.S. Shoe announced that its negotiations with Nine West had terminated without an agreement due to differences over price. In a statement issued by Nine West, president and co-chairman Camuto stated:

          We are very disappointed that the negotiations have been terminated. Although we were very hopeful that a transaction would be completed, the information we received during the due-diligence process simply does not justify our previously proposed purchase price of $600 million plus warrants for 1.85 million shares. We remain interested in acquiring U.S. Shoe's footwear business and are willing to promptly move forward at the price of $525 million plus warrants for 3.7 million shares. We have communicated this to U.S. Shoe, but they have rejected us.

     26. U.S. Shoe's refusal to consider Nine West's new offer was negatively received by the investing public. As a result of the news, U.S. Shoe shares fell $3.25 to close at $17.25 per share, a drop of more than 15 percent. As reported in the Cincinnati Post on February 22, 1995, many shareholders were angered over U.S. Shoe's rejection of Nine West's $525 million plus warrants offer. Shareholder Wyser-Pratte argued that the difference between Nine West's original offer of $600 million and the new offer, after taxes and when the value of the warrants are estimated, is not very much: "The spread between the two is so insignificant that we think it's still doable."
     27. U.S. Shoe's refusal to consider the Nine West deal also had a negative impact on the Company's credit rating. On February 22, 1995, Standard & Poor's announced that it had lowered its rating of U.S. Shoe's senior debt to BB+ from BBB-. The rating agency stated that its outlook for U.S. Shoe was negative, considering the decline in the Company's operating performance and its inability to complete a deal with Nine West for the sale of its footwear division.
     28. Nine West was not the only company with whom U.S. Shoe has refused to negotiate in good faith. Beginning in December, 1994, U.S. Shoe began to receive overtures from Luxottica, an Italian company that designs, manufactures and markets eyeglass frames and sunglasses world-wide. Luxottica expressed a strong interest in exploring an acquisition of U.S. Shoe by means of an all cash merger transaction involving the payment to U.S. Shoe's shareholders of a price representing a substantial premium above the then current market value of the Company's common stock. In order to facilitate that process, Luxottica asked for private information about U.S. Shoe. In response, the Company refused to negotiate with Luxottica and refused to provide the requested information unless Luxottica executed a standstill agreement that would have precluded it from proposing a tender offer to U.S. Shoe's shareholders for a minimum of two years. This request for a standstill agreement was solely designed as a means of entrenchment, and was completely unnecessary given the fact that the Company has in place a "Share Purchase Rights Plan," which is a type of "poison pill" preventing consummation of any hostile takeover attempt. In a letter sent by Luxottica to U.S. Shoe on March 3, 1995, Luxottica stated that "we consider this response to be inconsistent with both our objectives and the best interest of your shareholders."
     29. As a result of U.S. Shoe's refusal to negotiate with Luxottica in good faith regarding a potential acquisition, Luxottica was forced to go directly to the Company's shareholders with a tender offer. In that regard, Luxottica announced, on March 3, 1995, that it was launching a tender offer bid for U.S. Shoe at $24 per share, or at least $1.11 billion. The offer expires on March 30, 1995 and is contingent on at least two-thirds of U.S. Shoe's shares being tendered. Luxottica stated that it wants the Company for its LensCrafters division, adding that it would sell U.S. Shoe's footwear and women's apparel division. Luxottica sent a letter to U.S. Shoe stating:
          We are disappointed by U.S. Shoe's failure to respond satisfactorily to our proposal to negotiate a merger transaction and our request for access to non-public information. While we would have preferred to negotiate a transaction with you, we feel that we have no choice but to present a proposal directly to your shareholders.

Luxottica also announced that it had taken "preliminary steps" to call a special meeting of U.S. Shoe shareholders and plans to propose that all current directors of the Company be removed and replaced by a slate of Luxottica nominees.

     30. As a result of this news, U.S. Shoe common stock traded as high as $24 7/8 per share and closed at $24 1/4 per share, an increase of more than $6 per share from the previous day's close. More than 7.8 million shares were traded, 24 times the stock's average daily volume for the past three months.
     31. In response to Luxottica's tender offer announcement, U.S. Shoe announced that it would be sending a letter to its shareholders stating that the Board of Directors is currently "considering" the tender offer and will advise shareholders of its recommendation on or before March 16, 1995.
     32. As described above, U.S. Shoe' management has shown a pattern of entrenchment and repeated failure to consider in good faith acquisition proposals which may be in the best interests of U.S. Shoe's public shareholders. Accordingly, there is a substantial likelihood that, in the absence of this Court's intervention, the defendants will continue this pattern and refuse to consider in good faith Luxottica's tender offer and other acquisition offers that may arise. By virtue of these acts and conduct, the defendants are carrying out a preconceived plan to prevent the sale of the Company to any party, including Luxottica, in violation of their fiduciary duties and to the detriment of U.S. Shoe's public shareholders. As a result, the public common stockholders of U.S. Shoe will be wrongfully deprived of their ability to avail themselves of the substantial premium included in Luxottica's tender offer, and other acquisition offers which may materialize, thereby depriving them of the maximum value of their shares that can be achieved.
     33. The primary objective of defendants' plan to thwart acquisition offers for the Company is to entrench themselves in managerial and directorial positions, to the detriment of U.S. Shoe's shareholders. Indeed, by their actions, defendants have acted in a manner to prevent the shareholders of U.S. Shoe from availing themselves of offers for their stock which are substantially higher than its current market price.
     34. The defendants have committed further breaches of their fiduciary duty to the public stockholders of U.S. Shoe, by (i) failing to undertake an adequate evaluation of U.S. Shoe's worth as a potential merger or acquisition candidate; (ii) failing to give adequate consideration to the offer for U.S. Shoe submitted by Luxottica; (iii) failing to give adequate consideration to the offer for U.S. Shoe's footwear division submitted by Nine West; (iv) considering and/or adopting extreme measures to prevent the sale of the Company; and/or (v) failing to act so that the interests of the public stockholders of U.S. Shoe were protected.
     35. Unless enjoined by this Court, defendants will continue to breach fiduciary duties owed to plaintiff and the other members of the Class, and aid and abet such breaches, and will not only prevent U.S. Shoe shareholders from selling their shares to Luxottica for a fair and adequate price, but also will prevent other parties from making offers to acquire U.S. Shoe, all to the irreparable harm of the Class.
     36. Plaintiff and the other members of the Class have no adequate remedy at law.
     WHEREFORE, plaintiff demands judgment and relief in his favor and in favor of the Class and against defendants, as follows:
          A. Declaring that this action be certified as a proper class action and certifying plaintiff as Class representative;
          B. Declaring that the defendants and each of them have committed a gross abuse of trust and have breached their fiduciary duties to plaintiff and other members of the Class;

          C. Ordering that the defendants take appropriate measures to assure that the Luxottica tender offer and any other offers for the acquisition of U.S. Shoe or any of its divisions is considered and evaluated by U. S. Shoe's management adequately and in good faith in order to maximize shareholder value;
          D. Preliminarily and permanently enjoining the defendants from taking any action to change U.S. Shoe's cumulative voting rules;
          E. Awarding compensatory damages in an amount to be determined upon the proof submitted to the Court;
          F.   Awarding the costs and disbursements of this action;
          G.   Awarding plaintiff's counsel fees; and
          H. Awarding such other and further relief which the Court may deem just and proper.

     DATED this 6th day of March, 1995.

                              STRAUSS & TROY



                              By: _______________________________________
                                     Richard S. Wayne (0022390)
                                     William K. Flynn (0029536)
                                     Allan Jefferson Fossett (0042014)
                                     2100 PNC Center
                                     201 East Fifth Street
                                     Cincinnati, Ohio  45202-4186
                                     (513) 621-2120

OF COUNSEL:

BERNSTEIN LITOWITZ BERGER & GROSSMAN
Vincent R. Cappucci
Henry A. Diamond
1285 Avenue of the Americas
New York, NY  10019
(212) 554-1400

                                                    Richard S. Wayne (0022390)
                                                    William K. Flynn (0029536)
                                             Allan Jefferson Fossett (0032014)
                                                 Trial Attorneys for Plaintiff


                             COURT OF COMMON PLEAS
                             HAMILTON COUNTY, OHIO


_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
GLENN FREEDMAN                     )
c/o 100 Park Avenue                )    Civil Action No. A9501171
New York,  NY  10017-5563          )    ( ______________________, J.)
                                   )
          and                      )
                                   )
FEROJE TEJAHI                      )
c/o 275 Madison Avenue, 35th Fl.   )
New York, NY  10016                )    CLASS ACTION COMPLAINT
                                   )
          and                      )
                                   )
DAVID LAZARUS                      )
c/o P. O. Box 8157                 )
2690 Madison Road                  )
Cincinnati, OH  45208              )
                                   )
          and                      )
                                   )
BLAIR HAGER                        )
1719 Avenue K                      )
Brooklyn, NY  11230                )
                                   )
          and                      )
                                   )
BARRY ADELMAN                      )
180 West End Avenue                )
New York, NY  10023                )
                                   )
                    Plaintiffs,    )
                                   )
          vs.                      )
                                   )

ALBERT M. KRONICK                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
CHARLES S. MECHEM, JR.             )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
JOHN L. ROY                        )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
PHILIP E. BEEKMAN                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
GILBERT HAHN, JR.                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
ROGER L. HOWE                      )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )

THOMAS LACO                        )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
PHYLLS S. SEWELL                   )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
JOSEPH H. ANDERER                  )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
BANNUS B. HUDSON                   )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
LORRENCE T. KELLAR                 )
c/o United States Shoe Corp.       )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
          and                      )
                                   )
UNITED STATES SHOE CORP.           )
One Eastwood Drive                 )
Cincinnati, OH  45227              )
                                   )
                 Defendants.
- -------------------------------------

     Plaintiffs, by their attorneys, allege upon information and belief, except as to paragraph 1 which is alleged upon knowledge, as follows:

                                  THE PARTIES
          1. Plaintiffs are the owners of shares of the common stock of defendant United States Shoe Corp. and have been the owners continuously of such shares since prior to the wrongs complained of herein.
          2. Defendant United States Shoe Corp. ("U.S. Shoe" or the "Company") is a corporation duly existing and organized under the laws of the State of Ohio, with its principal offices located at One Eastward Drive, Cincinnati, Ohio. The Company operates diversified specialty retail stores selling footwear, optical goods and apparel.
          3. As of October 29, 1994 there were over 46 million shares of the Company's common stock outstanding held by over 11,000 shareholders of record.
          4. Defendant Charles S. Mechem, Jr. ("Mechem") is and at all times relevant hereto has been Chairman of the Board of U.S. Shoe.
          5. Defendant Bannus B. Hudson ("Hudson") is and at all times relevant hereto has been the President, Chief Executive Officer and a director of U.S. Shoe.
          6. Defendants Albert M. Kronick ("Kronick"), John L. Roy ('Roy"), Philip E. Beekman ("Beekman"), Roger L. Howe ("Howe") Gilbert Hahn, Jr. ("Hahn"), Thomas Laco ("Laco"), Phylls S. Sewell ("Sewell"), Joseph H. Anderer ("Anderer") and Lorrence T. Kellar ("Kellar") have at all times relevant hereto been directors of U.S. Shoe.

          7. The defendants referred to in paragraphs 4 - 6 above are collectively referred to herein as the "Individual Defendants."
          8. By reason of the above Individual Defendants, positions with the Company as officers and/or directors, said individuals are in a fiduciary relationship with plaintiffs and the other public stockholders of U.S. Shoe and owe plaintiffs and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                            CLASS ACTION ALLEGATIONS
          9.   Plaintiffs bring this action as a class action pursuant to Ohio
R. Civ. P. 23 on behalf of themselves and all U.S. Shoe securities holders or their successors in interest, similarly situated (the "Class"). Excluded from the class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.
          10.  This action is properly maintainable as a class action.
          11. The class is so numerous that joinder of all members is impracticable. As of October 26, 1994 there were approximately 46 million shares of U.S. Shoe common stock outstanding held by over 11,000 shareholders of record.
          12. There are questions of law and fact which are common to the class and which predominate over questions affecting any individual class members. The common questions include, inter alia, the following:
               (a) whether defendants have taken all reasonable steps to enhance the value of U.S. Shoe as an acquisition candidate;

               (b) whether certain defendants have conflicts in seeking to maximize U.S. Shoe's attractiveness and value as an acquisition candidate;
               (c) whether U.S. Shoe has taken all reasonable steps to neutralize any conflicts of interest among the U.S. Shoe Board.
               (d) whether plaintiffs and the other members of the class will be irreparably damaged if defendants fail to take all necessary steps to maximize the value of U.S. Shoe; and
               (e) whether defendants have breached, or aided and abetted the breach of fiduciary and other common law duties owed by them to plaintiffs and the other members of the class.
          13. The plaintiffs are committed to prosecuting this action and have retained competent counsel experienced in litigation of this nature. The claims of plaintiffs are typical of the claims of the other members of the class and plaintiffs have the same interests as the other members of the class. Accordingly, plaintiffs are an adequate representative of the class and will fairly and adequately protect the interests of the class.
          14. Plaintiffs anticipate that there will be no difficulty in the management of this litigation.
          15. Defendants have acted on grounds generally applicable to the class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the class as a whole.

                            SUBSTANTIVE ALLEGATIONS
          16. U.S. Shoe is made up of three divisions; a shoe manufacturing division and two retail divisions - LensCrafter and women's apparel sold through, inter alia, its Casual Corner and Petite Sophisticates stores.
          17. From approximately late 1993 to December 1994, U.S. Shoe's strategy has been to restructure its apparel and footwear quarters. The restructuring of operations included cutting costs, replacing managers and consolidating its suppliers. While the shoe business has responded partially to the restructuring with improved results, the Company's women's apparel group's operations have continued to generate losses.
          18. Following a restructuring in fiscal 1994 and the installation of a new management team, U.S. Shoe has been banking on a turnaround in its women's apparel division in fiscal 1995 to increase the Company's earnings.
By late fall 1994, it was apparent that the anticipated turnaround had failed to arrive.
          19. In the third quarter of 1994 ended October 19, 1994, the Company's women's apparel group, led by the 689-store Casual Corner chain and the 376-store Petite Sophisticates chain turned in a $12.1 million loss. The losses in the apparel division more than offset gain in the footwear and optical segments, thus dragging down the Company's overall results.
          20. By November 28, 1994, Standard & Poors Ratings Group had placed U.S. Shoe on CreditWatch with negative implications. On December 19, 1994, Standard & Poors warned that if U.S. Shoe did not conclude the sale of its shoe division to Nine West for $600 million dollars, Standard & Poors had determined to lower its rating of U.S. Shoe debt.

Accordingly, to Standard & Poors, the downgrade would be based on weak performance measures and Standard & Poors growing doubt that the Company would succeed in turning around its troubled apparel divisions.
          21. In December 1994, U.S. Shoe which throughout 1994, had represented that its plan to revive the apparel and shoe segments depended on the cash flow generated by healthier operations including its optical segment, abandoned that strategy and began to dismantle the Company by agreeing to sell the shoe division to Nine West Group Inc. during December 1994 U.S. Shoe entered into talks with Nine West Group, Inc. ("Nine West") to buy U.S. Shoe's footwear operations unit for $600 million pre-tax plus warrants to buy 1.85 million shares of Nine West stock.
          22. In December 1994, Luxottica Group S.p.A. ("Luxottica") approached U.S. Shoe segment regarding a sale of the entire company and defendants refused to provide confidential information to Luxottica.
          23. During December 1994, Luxottica approached U.S. Shoe concerning a proposed transaction, but was rebuffed. U.S. Shoe urged a "standstill agreement" to prevent Luxottica from taking its bid directly to shareholders for two years. Luxottica refused.
          24. Having abandoned the failed restructuring strategy, the individual defendants' fiduciary duties require them to take all reasonable steps to minimize the value of U.S. Shoe stock by negotiating with parties interested in the acquisition of all or parts of the entire Company.
          25. During February 1995, U.S. Shoe ended talks with Nine West when Nine West lowered its offer for the Company's shoe division to $525 million.

          26. On March 2, 1995, U. S. Shoe indicated that it expects to report a fourth-quarter loss of 18 cents to 23 cents a share. The forecasted loss was much wider than analysts' views of a loss of 2 cents a share for the fourth quarter ended January 28, 1995. In the year-ago fourth quarter, U.S. Shoe reported net income of 18 cents a share. U.S. Shoe blamed weak results from its women's apparel division for the poor fourth quarter.
          27. On March 3, 1995 Luxottica made a tender offer to buy U.S. Shoe for $24 a share. The offer is worth an estimated $1.12 billion. Luxottica has taken preliminary steps to call a special meeting of U.S. Shoe shareholders and plans to propose that all current directors of the Company be removed and replaced by a slate of Luxottica nominees.
          28. According to news reports on March 3, 1995, U.S. Shoe has received expressions of interest from several parties concerning a proposed transaction with U.S. Shoe.
          29. U.S. Shoe's Poison Pill Plan (denominated as the "Preference Shares Purchase Rights") was initially adopted by U.S. Shoe's Board of Directors on March 31, 1986, without shareholder approval. On April 14, 1986, U.S. Shoe implemented the Poison Pill Plan by distributing a dividend of one preference share purchase right a Right) for each outstanding share of U.S. Shoe.
          30. On March 23, 1988, U.S. Shoe amended its Poison Pill Plan again acting without shareholder approval.
          31. U.S. Shoe's Poison Pill Plan, both as initially adopted and as amended, is designed to impose substantial economic penalties on any entity, like Luxottica that attempts to acquire U.S. Shoe in a transaction not approved by U.S. Shoe's Board of Directors. Thus, the Poison Pill Plan affords U.S. Shoe's Board the power effectively to prevent U.S. Shoe's shareholders from receiving the benefits of plaintiffs' Tender Offer regardless of its merit or the desires of U.S. Shoe's shareholders to sell their shares pursuant thereto.
          32. U.S. Shoe's Poison Pill Plan, however, empowers U.S. Shoe's Directors to redeem the Rights and remove the threat of overwhelming dilution that they carry. U.S. Shoe's Board may at its discretion redeem the Rights at the nominal price of five cents ($0.05) per Right at any time on or prior to the time a person together With its affiliates and associates, becomes the beneficial owner of 20 percent or more of U.S. Shoe's outstanding shares (an "Acquiring Person").
          33. In its Offer to Purchase, Luxottica requested that U.S. Shoe's Board of Directors redeem the Rights. U.S. Shoe's has not acted to redeem the Rights.
          34. U.S. Shoe uses and maintains the Rights solely in order to employ the "flipover" and "flip-in" features of these Rights, described hereinafter, which are designed to deter tender offerors, like Luxottica, whose offers have not been approved by U.S. Shoe's Board of Directors.
          35. The Poison Pill Plan has certain anti-takeover effects in that the Rights will cause substantial dilution to the ownership rights of any person who attempts to acquire U. S. Shoe on terms not approved by U.S. Shoe's Board of Directors. This dilution would impose substantial economic penalties on any person who attempts to take control of U.S. Shoe in a transaction not approved by U.S. Shoe's Board of Directors and thus upon the interest of the shareholder plaintiffs herein.
          36. In the face of Luxottica's all cash all shares, premium, noncoercive Tender Offer, U.S. Shoe's Board of Directors likely will continue to refuse to redeem the Rights despite

Luxottica's demand that they do so. U.S. Shoe's Board of Directors is employing the Poison Pill Plan to obstruct Luxottica's offer, to deny to plaintiffs and the Class any meaningful opportunity to decide for themselves whether to tender their shares, and to entrench the incumbent Board.
          37. U.S. Shoe's Board of Directors has a fiduciary duty to redeem the rights to allow Luxottica's Tender Offer to proceed. Unless the Poison Pill is redeemed, plaintiffs and the Class may be denied the opportunity to exercise their right to decide for themselves whether to accept the benefits of plaintiffs' Tender Offer.
          38. As a result of their ownership and positions at U.S. Shoe, defendants have interests different from, and in conflict with, U.S. Shoe stockholders to whom they owe a fiduciary duty.
          39. There has been no announcement of the formation of an independent or special committee of U.S. Shoe to evaluate the alternatives available to U.S. Shoe. Accordingly, it may be presumed that discussions with potential acquirors are being handled by the conflicted defendants.
          40. Among the potential acquirors who have reportedly expressed interest in purchasing or entering into a business combination with U.S. Shoe are: (1) Luxottica; and (2) Nine West.
          41. Each of these potential acquirors could present U.S. Shoe with a broad range of alternatives for U.S. Shoe stockholders which need to be analyzed by independent directors and advisors who are unfettered by concerns for the interest of any affiliated shareholders.
          42. The independent director defendants, if any, have thus far failed to announce their participation in, or oversight of, discussions with potentially interested acquirors of U.S. Shoe and have failed to announce any active auction or open bidding procedures best calculated to maximize shareholder value.
          43. The defendants have not, in accordance with their fiduciary duties:
               (a) acted independently so that the interests of U.S. Shoe public shareholders would be protected;
               (b) adequately ensured that no conflicts of interest exist or if such conflicts exist to ensure that all conflicts would be resolved in the best interests of U.S. Shoe public shareholders; and
               (c) taken all appropriate steps to enhance U.S. Shoe restructuring or recapitalization candidate.
          44. Because the Individual Defendants dominate and control the business and corporate affairs of U.S. Shoe and are in possession of private corporate information concerning U.S. Shoe's assets, businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public stockholders of U.S. Shoe which makes it inherently unfair for them to pursue any proposed transaction which will benefit the interests of some large stockholders disproportionately to the exclusion of other means of maximizing stockholder value.

          45. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiffs and the other members of the Class, and may consummate the proposed transaction which will exclude the Class from its fair proportionate share of U.S. Shoe's valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.
          46.  Plaintiffs and the Class have no adequate remedy at law.

          WHEREFORE, plaintiffs demand judgment, as follows:
          A.   Declaring this to be a proper class action;
          B. Ordering defendants to carry out their fiduciary duties to plaintiffs and the other members of the Class, including those of due care and candor;
          C. Rescinding any transactions effected by the defendants in an unfair manner and for an unfair price and in the event such transaction is consummated prior to trial, awarding rescissory damages;
          D. Enjoining the complained of transaction or any related transactions;
          E. Ordering defendants, jointly and severally, to pay to plaintiffs and the Class all damages suffered and to be suffered by them as a result of the acts and transactions alleged herein;

          F. Ordering defendants, jointly and severally, to account to plaintiffs and the Class for all profits realized and to be realized by them as a result of the transaction complained of and pending such accounting to hold such profits in a constructive trust for the benefit of plaintiffs and the other members of the class;
          G. Awarding plaintiffs the costs and disbursements of the action, including allowance for plaintiffs' reasonable attorneys' and experts' fees; and
          H. Granting such other and further relief as may be just and proper.

Dated:    March 7, 1995       Respectfully submitted,

                              STRAUSS & TROY



                              By: _______________________________________
                                     Richard S. Wayne (0022390)
                                     William K. Flynn (0029536)
                                     Allan Jefferson Fossett (0042014)
                                     2100 PNC Center
                                     201 East Fifth Street
                                     Cincinnati, Ohio  45202-4186
                                     (513) 621-2120

OF COUNSEL:
SCHIFFRIN & CRAIG, LTD.
Three Bala Plaza East
Suite 500
Bala Cynwyd, PA  19004
(610) 667-7706

GOODKIND LABATON RUDOFF & SUCHAROW
Lawrence Sucharow
100 Park Avenue
New York, NY  10017-5563
(212) 907-0700

WEISS & YOURMAN
Joseph H. Weiss
319 Fifth Avenue
New York, NY  10016
(212) 532-4171

LAW OFFICES OF ZACHARY ALAN STARR
Zachary Alan Starr
275 Madison Avenue, 35th Fl.
New York, NY  10016
(212) 808-5535

BERNSTEIN LIEBHARD & LIFSHITZ
Mel E. Lifshitz
274 Madison Avenue
New York, NY  10016
(212) 779-1414

MICHAEL G. KOHN
P. O. Box 8157
2690 Madison Road
Cincinnati, OH  45208
(513) 631-6159

LAW FIRM OF HARVEY GREENFIELD
Harvey Greenfield
300 Park Avenue, 19th Floor
New York, NY  10022
(212) 832-8880


                                  JURY DEMAND
       Plaintiffs demand a trial by jury for all issues included herein.

                                   _____________________________________
                                   Richard S. Wayne (0022390)

                                             Richard S. Wayne (0022390)
                                             William K. Flynn (0029536)
                                             Allan Jefferson Fossett (0042014)
                                             Trial Attorneys for Plaintiffs

                             COURT OF COMMON PLEAS
                             HAMILTON COUNTY, OHIO

FREDERICK R. SCHWARTZ         )
4289 Cubbard Bridge           )         CIVIL ACTION NO.  A9501172
Bloomfield, MI  48302         )
                              )         Judge _________________
and                           )
                              )
DAVID HOLMES                  )
1009 Owl Place                )
Cherry Hill, NJ  08003,       )         CLASS ACTION COMPLAINT
                              )
               Plaintiffs,    )
                              )
vs.                           )
                              )
ALBERT M. KRONICK             )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
CHARLES S. MECHEM, JR.        )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
JOHN L. ROY                   )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
PHILIP E. BEEKMAN             )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
 and                          )
                              )
GILBERT HAHN, JR.             )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
ROGER L. HOWE                 )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
THOMAS LACO                   )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
PHYLLS S. SEWELL              )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
 and                          )
                              )
JOSEPH H. ANDERER             )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
BANNUS B. HUDSON              )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
LORRENCE T. KELLAR            )
c/o United States Shoe Corp.  )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
and                           )
                              )
UNITED STATES SHOE CORP.      )
One Eastwood Drive            )
Cincinnati, OH  45227         )
                              )
               Defendants.    )

     Plaintiffs, by their attorneys, allege upon information and belief, except as to paragraph 1 which is alleged upon knowledge, as follows:

                                  THE PARTIES
     1. Plaintiffs are the owners of shares of the common stock of defendant United States Shoe Corp. and have been the owners continuously of such shares since prior to the wrongs complained of herein.
     2. Defendant United States Shoe Corp. (U.S. Shoe" or the "Company") is a corporation duly existing and organized under the laws of the State of Ohio, with its principal offices located at One Eastward Drive, Cincinnati, Ohio. The Company operates diversified specialty retail stores selling footwear, optical goods and apparel.
     3. As of October 29, 1994 there were over 46 million shares of the Company's common stock outstanding held by over 11,000 shareholders of record.
     4. Defendant Charles S. Mechem, Jr. ("Mechem") is and at all times relevant hereto has been Chairman of the Board of U.S. Shoe.
     5. Defendant Bannus B. Hudson ("Hudson") is and at all times relevant hereto has been the President, Chief Executive Officer and a director of U.S. Shoe.
     6. Defendants Albert M. Kronick ("Kronick"), John L. Roy ("Roy"), Philip E. Beekman ("Beekman"), Roger L. Howe ("Howe"), Gilbert Hahn, Jr. ("Hahn"), Thomas Laco ("Laco"), Phylls S. Sewell ("Sewell"), Joseph H. Anderer ("Anderer") and Lorrence T. Kellar ("Kellar") have at all times relevant hereto been directors of U.S. Shoe.
     7. The defendants referred to in paragraphs 4-6 above are collectively referred to herein as the "Individual Defendants."
     8. By reason of the above Individual Defendants' positions with the Company as officers and/or directors, said individuals are in a fiduciary relationship with plaintiffs and the other public stockholders of U.S. shoe and owe plaintiffs and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                            CLASS ACTION ALLEGATIONS
     9. Plaintiffs bring this action as a class action pursuant to Ohio R. Civ. P. 23 on behalf of themselves and all U.S. Shoe securities holders or their successors in interest, similarly situated (the "Class"). Excluded from the class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.
     10.  This action is properly maintainable as a class action.
     11. The class is so numerous that joinder of all members is impracticable. As of October 26, 1994 there were approximately 46 million shares of U.S. Shoe common stock outstanding held by over 11,000 shareholders of record.
     12. There are questions of law and fact which are common to the class and which predominate over questions affecting any individual class members. The common questions include, inter alia, the following:
          (a) whether defendants have taken all reasonable steps to enhance the value of U.S. Shoe as an acquisition candidate;
          (b) whether certain defendants have conflicts in seeking to maximize U.S. Shoe's attractiveness and value as an acquisition candidate;
          (c) whether U.S. Shoe has taken all reasonable steps to neutralize any conflicts of interest among the U.S. Shoe Board.
          (d) whether plaintiffs and the other members of the class will be irreparably damaged if defendants fail to take all necessary steps to maximize the value of U.S. Shoe; and
          (e) whether defendants have breached, or aided and abetted the breach of fiduciary and other common law duties owed by them to plaintiffs and the other members of the class.
     13. The Plaintiffs are committed to prosecuting this action and have retained competent counsel experienced in litigation of this nature. The claims of plaintiffs are typical of the claims of the other members of the class and plaintiffs have the same interests as the other members of the class. Accordingly, plaintiffs are an adequate representative of the class and will fairly and adequately protect the interests of the class.
     14. Plaintiffs anticipate that there will be no difficulty in the management of this litigation.
     15. Defendants have acted on grounds generally applicable to the class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the class as a whole.

                            SUBSTANTIVE ALLEGATIONS
     16. U.S. Shoe is made up of three divisions; a shoe manufacturing division and two retail divisions-LensCrafter and women's apparel sold through, inter alia, its Casual Corner and Petite Sophisticates stores.
     17. From approximately late 1993 to December 1994, U.S. Shoe's strategy has been to restructure its apparel and footwear quarters. The restructuring of operations included cutting costs, replacing managers and consolidating its suppliers. While the shoe business has responded partially to the restructuring with improved results, the Company's women's apparel group's operations have continued to generate losses.
     18. Following a restructuring in fiscal 1994 and the installation of a new management team, U.S. Shoe has been banking on a turnaround in its women's apparel division in fiscal 1995 to increase the Company's earnings. By late fall 1994, it was apparent that the anticipated turnaround had failed to arrive.
     19. In the third quarter of 1994 ended October 29, 1994, the Company's women's apparel group, led by the 689-store Casual Corner chain and the 376-store Petite Sophisticates chain turned in a $12.million loss. The losses in the apparel division more than offset gain in the footwear and optical segments, thus dragging down the Company's overall results.
     20. By November 28, 1994, Standard & Poor's Rating Group had placed U.S. Shoe on CreditWatch with negative implications. On December 19, 1994, Standard & Poors warned that if U.S. Shoe did not conclude the sale of its shoe division of Nine West for $600 million dollars, Standard & Poors had determined to lower its rating of U.S. Shoe debt. Accordingly, to Standard & Poors, the downgrade would be based on weak performance measures and Standard & Poors growing doubt that the Company would succeed in turning around its troubled apparel divisions.
     21. In December 1994, U.S. Shoe which throughout 1994, had represented that its plan to revive the apparel and shoe segments depended on the cash flow generated by healthier operations including its optical segment, abandoned that strategy and began to dismantle the Company by agreeing to sell the shoe division to Nine West Group Inc. During December 1994 U.S. Shoe entered into talks with Nine West Group, Inc. ("Nine West") to buy U.S. Shoe's footwear operations unit for $600 million pre-tax plus warrants to buy 1.85 million shares of Nine West stock.
     22. In December 1994, Luxottica Group S.p.A. ("Luxottica") approached U.S. Shoe segment regarding a sale of the entire Company and defendants refused to provide confidential information to Luxottica.
     23. During December 1994, Luxottica approached U.S. Shoe concerning a proposed transaction, but was rebuffed. U.S. Shoe urged a "standstill agreement" to prevent Luxottica from taking its bid directly to shareholders for two years. Luxottica refused.
     24. Having abandoned the failed restructuring strategy, the individual defendants' fiduciary duties require them to take all reasonable steps to maximize the value of U.S. Shoe stock by negotiating with parties interested in the acquisition of all or parts of the entire Company.
     25. During February 1995, U.S. Shoe ended talks with Nine West when Nine West lowered its offer for the Company's shoe division to $525 million.
     26. On March 2, 1995, U.S. Shoe indicated that it expects to report a fourth-quarter loss of 18 cents to 23 cents a share. The forecasted loss was much wider than analysts' views of a loss of 2 cents a share for the fourth quarter, U.S. Shoe reported net income of 18 cents a share. U.S. Shoe blamed weak results from its women's apparel division for the poor fourth quarter.

     27. On March 3, 1995 Luxottica made a tender offer to buy U.S. Shoe for $24 a share. The offer is worth an estimated $1.12 billion. Luxottica has taken preliminary steps to call a special meeting of U.S. Shoe shareholders and plans to propose that all current directors of the Company be removed and replaced by a slate of Luxottica nominees.
     28. According to news reports on March 3, 1995, U.S. Shoe has received expressions of interest from several parties concerning a proposed transaction with U.S. Shoe.
     29. As a result of their ownership and positions at U.S. Shoe, defendants have interests different from, and in conflict with, U.S. Shoe stockholders to whom they owe a fiduciary duty.
     30. There has been no announcement of the formation of an independent or special committee of U.S. Shoe to evaluate the alternatives available to U.S. Shoe. Accordingly, it may be presumed that discussions with potential acquirors are being handled by the conflicted defendants.
     31. Among the potential acquirors who have reportedly expressed interest in purchasing or entering into a business combination with U.S. Shoe are: (1) Luxottica; and (2) Nine West.
     32. Each of these potential acquirors could present U.S. Shoe with a broad range of alternatives for U.S. Shoe stockholders which need to be analyzed by independent directors and advisors who are unfettered by concerns for the interests of any affiliated shareholders.
     33. The independent director defendants, if any, have thus far failed to announce their participation in, or oversight of, discussions with potentially interested acquirors of U.S. Shoe and have failed to announce any active auction or open bidding procedures best calculated to maximize shareholder value.
     34. U.S. Shoe's Poison Pill Plan (denominated as the "Preference Share Purchase Rights") was initially adopted by U.S. Shoe's Board of Directors on March 31, 1986, without shareholder approval. On April 14, 1986, U.S. Shoe implemented the Poison Pill

Plan by distributing a dividend of one preference share purchase right a Right) for each outstanding share of U.S. Shoe.
     35. On March 23, 1988, U.S. Shoe amended its Poison Pill Plan acting again without shareholder approval.
     36. U.S. Shoe's Poison Pill Plan, both as initially adopted and as amended, is designed to impose substantial economic penalties on any entity, like Luxottica that attempts to acquire U.S. Shoe in a transaction not approved by U.S. Shoe's Board of Directors. Thus, the Poison Pill Plan affords U.S. Shoe's Board the power effectively to prevent U.S. Shoe's shareholders from receiving the benefits of plaintiffs' Tender Offer regardless of its merit or the desires of U.S. Shoe's shareholders to sell their shares pursuant thereto.
     37. U.S. Shoe's Poison Pill Plan, however, empowers U.S. Shoe's Directors to redeem the Rights and remove the threat of overwhelming dilution that they carry. U.S. Shoe's Board may at its discretion redeem the Rights at the nominal price of five cents ($0.05) per Right at any time on or prior to the time a person together with its affiliates and associates, becomes the beneficial owner of 20 percent or more of U.S. Shoe's outstanding shares (an "Acquiring Person").
     38. In its Offer to Purchase, Luxottica requested that U.S. Shoe's Board of Directors redeem the Rights. U.S. Shoe's has not acted to redeem the Rights.
     39. U.S. Shoe uses and maintains the Rights solely in order to employ the "flipover" and "flip-in" features of these Rights, described hereinafter, which are designed to deter tender offerors, like Luxottica, whose offers have not been approved by U.S. Shoe's Board of Directors.
     40. The Poison Pill Plan has certain anti-takeover effects in that the Rights will cause substantial dilution to the ownership rights of any person who attempts to acquire U.S. Shoe on terms not approved by U.S. Shoe's Board of Directors. This dilution would impose substantial economic penalties on any person who attempts to take control of U.S. Shoe in a transaction not approved by U.S. Shoe's Board of Directors and thus upon the interest of the shareholder plaintiffs herein.

     41. In the face of Luxottica's all cash all shares, premium, noncoercive Tender Offer, U.S. Shoe's Board of Directors likely will continue to refuse to redeem the Rights despite Luxottica's demand that they do so. U.S. Shoe's Board of Directors is employing the Poison Pill Plan to obstruct Luxottica's offer, to deny to plaintiffs and the Class any meaningful opportunity to decide for themselves whether to tender their shares, and to entrench the incumbent Board.
     42. U.S. Shoe's Board of Directors has a fiduciary duty to redeem the Rights to allow Luxottica's Tender Offer to proceed. Unless the Poison Pill is redeemed, plaintiffs and the Class may be denied the opportunity to exercise their right to decide for themselves whether to accept the benefits of plaintiffs' Tender Offer.
     43.  The defendants have not, in accordance with their fiduciary duties:
          (a) acted independently so that the interests of U.S. Shoe public shareholders would be protected;
          (b) adequately ensured that no conflicts of interest exist or if such conflicts exist to ensure that all conflicts would be resolved in the best interests of U.S. Shoe public shareholders; and
          (c) taken all appropriate steps to enhance U.S. Shoe restructuring or recapitalization candidate.
     44. Because the Individual Defendants dominate and control the business and corporate affairs of U.S. Shoe and are in possession of private corporate information concerning U.S. Shoe's assets, businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public stockholders of U.S. Shoe which makes it inherently unfair for them to pursue any proposed transaction which will benefit the interests of some large stockholders disproportionately to the exclusion of other means of maximizing stockholder value.
     45. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiffs and the other members of the Class, and may consummate the proposed transaction which will exclude the Class from its fair proportionate share of

U.S. Shoe's valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.
     46.  Plaintiffs and the Class have no adequate remedy at law.

     WHEREFORE, plaintiffs demand judgment, as follows:
     A.   Declaring this to be a proper class action;
     B. Ordering defendants to carry out their fiduciary duties to plaintiffs and the other members of the Class, including those of due care and candor;
     C. Rescinding any transactions effected by the defendants in an unfair manner and for an unfair price and in the event such transaction is consummated prior to trial, awarding rescissory damages;
     D.   Enjoining the complained of transaction or any related transactions;
     E. Ordering defendants, jointly and severally, to pay to plaintiffs and the Class all damages suffered or to be suffered by them as a result of the acts and transactions alleged herein;
     F. Ordering defendants, jointly and severally, to account to plaintiffs and the Class for all profits realized and to be realized by them as a result of the transaction complained of and pending such accounting to hold such profits in a constructive trust for the benefit of plaintiffs and the other members of the class;
     G. Awarding plaintiffs the costs and disbursements of the action, including allowance for plaintiffs' reasonable attorneys' and experts' fees; and
     H.   Granting such other and further relief as may be just and proper.

Dated:   March 7, 1995        Respectfully submitted,


                              STRAUSS & TROY



                              By:______________________________________________
                                   Richard S. Wayne (0022390)
                                   William K. Flynn (0029536)
                                   Alan Jefferson Fossett (0042014)
                                   2100 PNC Center
                                   201 East Fifth Street
                                   Cincinnati, OH  45202-4186
                                   (513)  621-2120

OF COUNSEL:

ABBEY & ELLIS
212 East 39th Street
New York, NY  10016
(212)  889-3700





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
                                  JURY DEMAND


     Plaintiffs demand a trial by jury for all issues included herein.



                                   ____________________________________
                                   Richard S. Wayne (0022390)





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